Exhibit 4.1

SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

among

FIFTH THIRD BANCORP,

and

American Stock Transfer & Trust Company, LLC, as Depositary, Transfer Agent and Registrar

and

THE HOLDERS FROM TIME TO TIME OF
THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of [●], 2019

as amended and supplemented by the

Amended and Restated Deposit Agreement

Dated as of June 24, 2019

ii

SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of [●], 2019, by and among (i) Fifth Third Bancorp, an Ohio corporation (“Fifth Third”), (ii) American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Depositary” or “AST”), and (iii) the Holders from time to time of the Receipts described herein.

WHEREAS, MB Financial, Inc. (“MB Financial”), a Maryland corporation, and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a national banking association (together, “Computershare”) entered into a deposit agreement dated as of November 22, 2017 (the “Prior Deposit Agreement”) providing for the deposit of shares of MB Financial’s 6.00% Non-Cumulative Perpetual Preferred Stock, Series C (“Series C Preferred Stock”);

WHEREAS, pursuant to the First Amended and Restated Deposit Agreement dated as of June 24, 2019 (the “First A&R Deposit Agreement”), Fifth Third has removed Computershare as depositary under the Prior Deposit Agreement and has appointed the Depositary as successor depositary under the Prior Deposit Agreement, and the Depositary has accepted that appointment;

WHEREAS, Fifth Third entered into an Agreement and Plan of Merger with MB Financial dated June 24, 2019, pursuant to which MB Financial merged with and into Fifth Third, with Fifth Third as the surviving entity, and each share of MB Financial’s Series C Preferred Stock was converted into the right to receive one share of Fifth Third’s newly created 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A (the “Series A Preferred Stock”), having substantially the same terms as the Series C Preferred Stock;

WHEREAS, pursuant to the Prior Deposit Agreement, the Series A Preferred Stock was received by the Depositary in respect of the Series C Preferred Stock as new deposited securities (the “Existing Series A Preferred Stock”);

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series A Preferred Stock of the Corporation from time to time with the Depositary for the purposes set forth in this Deposit Agreement (including the Existing Series A Preferred Stock) and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Series A Preferred Stock so deposited;

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the Corporation and the Depositary now wish to amend and restate the Prior Deposit Agreement in its entirety pursuant to Section 6.1 of the Prior Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1      Definitions. The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Articles of Incorporation” shall mean the relevant amended Articles of Incorporation of the Corporation filed with the Secretary of State of the State of Ohio establishing the Series A Preferred Stock as a series of preferred stock of the Corporation.

“Corporation” shall mean Fifth Third Bancorp, an Ohio corporation, and its successors.

“Deposit Agreement” shall mean this Second Amended and Restated Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall be defined as indicated in the preamble, above, and shall include any successor as Depositary hereunder.

“Depositary Shares” shall mean the depositary shares, each representing 1/40th of one share of the Series A Preferred Stock, evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the principal office of the Depositary at which at any particular time its depositary receipt business shall be administered, which is currently located at 6201 15th Avenue, Brooklyn, New York 11219.

“DTC” shall mean The Depository Trust Company.

“Effective Date” shall mean the date first stated above.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Event” shall mean with respect to any Global Registered Receipt:

(1) (A) the Global Receipt Depository which is the Holder of such Global Registered Receipt or Global Registered Receipts notifies the Corporation that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Exchange Act, and (B) the Corporation has not appointed a qualified successor Global Receipt Depository within 90 days after the Corporation received such notice, or

(2) the Corporation in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Registered Receipt or Global Registered Receipts.

“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Corporation in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Exchange Act.

“Global Registered Receipts” shall mean a global registered Receipt registered in the name of a nominee of DTC.

“Letter of Representations” shall mean any applicable agreement among the Corporation, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Officer’s Certificate” shall mean a certificate in substantially the form set forth as Exhibit B hereto, which is signed by an officer of the Corporation and which shall include the terms and conditions of the Series A Preferred Stock to be issued by the Corporation and deposited with the Depositary from time to time in accordance with the terms hereof.

“person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares with respect to the Series A Preferred Stock held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Redemption Date” shall have the meaning set forth in Section 2.8.

“Registrar” shall mean American Stock Transfer & Trust Company, LLC or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts and the deposited Series A Preferred Stock, as herein provided; and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Registrar shall be deemed, as applicable, to refer as well to the register maintained by such successor Registrar for such purpose.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A Preferred Stock” shall mean the shares of the Corporation’s 6.00% Non-Cumulative Perpetual Preferred Stock, Series A, no par value, with a liquidation preference of $1,000 per share, designated in the Articles of Incorporation.

“Transfer Agent” shall mean AST or such other successor bank or trust company which shall be appointed by the Corporation to transfer the Receipts and deposited Series A Preferred Stock, as the case may be, as herein provided.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF SERIES A PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1      Form and Transfer of Receipts. The definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with the applicable rules of the NASDAQ Global Market. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Corporation, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.2. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement as definitive Receipts. Notwithstanding anything in this Deposit Agreement to the contrary, Receipts may be issued electronically or otherwise in book-entry format.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by facsimile signature by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by manual or facsimile signature by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be required by the Depositary and approved by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Series A Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent).

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.2      Deposit of Series A Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. As of the date of this Agreement, the Existing Series A Preferred Stock is deposited with the Depositary. Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit additional shares of Series A Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for such shares of Series A Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with an executed Officer’s Certificate attaching the Articles of Incorporation and all other information required to be set forth therein, and together with a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Series A Preferred Stock. Each Officer’s Certificate delivered to the Depositary in accordance with the terms of this Deposit Agreement shall be deemed to be incorporated into this Deposit Agreement and shall be binding on the Corporation, the Depositary and the Holders of Receipts to which such Officer’s Certificate relates.

The Series A Preferred Stock that is deposited shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any Series A Preferred Stock deposited hereunder.

Upon receipt by the Depositary of a certificate or certificates for Series A Preferred Stock deposited in accordance with the provisions of this Section 2.2, together with the other documents required as above specified, and upon recordation of the Series A Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary in accordance with the first paragraph of this Section 2.2, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Series A Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

Section 2.3      Registration of Transfer of Receipts. The Corporation hereby appoints the Depositary as depositary for the Series A Preferred Stock, and the Depositary hereby accepts such appointment on the express terms and conditions set forth in this Deposit Agreement. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Such instrument of transfer shall include evidence of the authority of the party seeking transfer which shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Depositary, together with evidence of the payment by the applicable party of any taxes or charges as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Series A Preferred Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption, or (b) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.8.

Section 2.4      Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Series A Preferred Stock. Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of Series A Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals; provided, however, that a Holder of a Receipt or Receipts may not withdraw such whole shares of Series A Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption. Upon such surrender and payment of all amounts due under Section 5.7 in connection with such surrender and withdrawal, the Depositary shall, without unreasonable delay, deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole shares of Series A Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Holders of such whole shares of Series A Preferred Stock will not thereafter be entitled to deposit such Series A Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Series A Preferred Stock, the Depositary shall at the same time, in addition to such number of whole shares of Series A Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon his order, a new Receipt evidencing such excess number of Depositary Shares.

In no event will fractional shares of Series A Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of the Series A Preferred Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer including, but not limited to, a signature guarantee.

If the Series A Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Series A Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Series A Preferred Stock and money and other property, if any, be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Series A Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5      Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature, including a signature guarantee, and any other reasonable evidence of authority that may be required by the Depositary, and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of the Series A Preferred Stock may be refused, the delivery of Receipts against Series A Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6      Lost Receipts, etc. In case any Receipt shall have been mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof, (ii) the Holder thereof furnishing the Depositary with an affidavit and an open penalty surety bond satisfactory to the Depositary, and (iii) the payment of any reasonable expense (including reasonable fees, charges and expenses of the Depositary) in connection with such execution and delivery.

Applicants for such substitute Receipts shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code in effect in the State of New York.

Section 2.7      Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8      Redemption of Series A Preferred Stock. Whenever the Corporation shall be permitted and shall elect to redeem shares of Series A Preferred Stock in accordance with the terms of the Articles of Incorporation, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than 30 days and not more than 60 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Series A Preferred Stock, the number of such shares held by the Depositary to be so redeemed, the applicable redemption price, and the place or places where the certificates evidencing such shares, if any, are to be surrendered for payment of the redemption price, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of Series A Preferred Stock is in accordance with the provisions of the Articles of Incorporation. On the date of such redemption, provided that the Corporation shall then have paid or caused to be paid in full to AST the redemption price of the Series A Preferred Stock to be redeemed, plus an amount equal to any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, to but excluding the date fixed for redemption, in accordance with the provisions of the Articles of Incorporation, the Depositary shall redeem the number of Depositary Shares representing such Series A Preferred Stock. The Depositary shall mail notice of the Corporation’s redemption of Series A Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Series A Preferred Stock to be redeemed by first-class mail, postage prepaid (or another reasonably acceptable transmission method), not less than 30 days and not more than 60 days prior to the date fixed for redemption of such Series A Preferred Stock and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at their respective last addresses as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Corporation and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Series A Preferred Stock represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot.

Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem the Series A Preferred Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Series A Preferred Stock so called for Redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the amounts described in clause (iv) of this paragraph) shall, to the extent of such Depositary Shares, cease and terminate, and (v) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/40th of the redemption price per share of Series A Preferred Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Corporation in respect of dividends (and not previously distributed to the Holders of Depositary Shares) in accordance with the provisions of the Articles of Incorporation.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

Section 2.9      Deposits. All funds received by AST under this Deposit Agreement that are to be distributed or applied by AST in the performance of the services hereunder (the “Funds”) shall be held by AST as agent for the Corporation and deposited in one or more bank accounts to be maintained by AST in its name as agent for the Corporation. Until paid pursuant to this Deposit Agreement, AST may hold or invest the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, or (iv) demand deposit accounts, short-term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). AST shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by AST in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. AST may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. AST shall not be obligated to pay such interest, dividends or earnings to the Corporation, any holder or any other party.

Section 2.10      Receipts Issuable in Global Registered Form. If the Corporation shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Receipts to be represented by such Global Registered Receipt or Global Registered Receipts, and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Corporation or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Corporation, the Depositary and any director, officer, employee or agent of the Corporation or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Corporation and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then the Depositary shall, upon receipt of a written order from the Corporation for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, execute and deliver individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Registered Receipt so exchanged, in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section 2.10 shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Corporation determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of any Letter of Representations.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.1      Filing Proofs, Certificates and Other Information. Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Series A Preferred Stock and all money or other property, if any, represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2      Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of Series A Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Series A Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3      Warranty as to Series A Preferred Stock. The Corporation hereby represents and warrants that the Series A Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

Such representation and warranty shall survive the deposit of the Series A Preferred Stock and the issuance of the related Receipts.

Section 3.4      Warranty as to Receipts. The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Series A Preferred Stock. Such representation and warranty shall survive the deposit of the Series A Preferred Stock and the issuance of the Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1      Cash Distributions. Whenever AST shall receive any cash dividend or other cash distribution on the Series A Preferred Stock, AST shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or AST shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Series A Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. AST shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by AST for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the provisions of the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions thereto to be made hereunder.

Section 4.2 Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Series A Preferred Stock, the Depositary shall, at the direction of the Corporation, subject to Section 3.1 and Section 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders in accordance with the direction of the Corporation, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Corporation, such distribution not to be feasible, the Depositary may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Section 3.1 and Section 3.2, be distributed or made available for distribution, as the case may be, by AST to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of any such securities or property to the Depositary and the Depositary shall not make any distribution of any such securities or property to the Holders of Receipts unless the Corporation shall have provided an opinion of counsel reasonably satisfactory to the Depositary stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3      Subscription Rights, Preferences or Privileges. If the Corporation shall at any time offer or cause to be offered to the persons in whose names the Series A Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated promptly to the Depositary and thereafter such rights, options or privileges shall be made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall direct and the Depositary shall agree, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary and the Corporation; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Corporation) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Corporation, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.1 and Section 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Depositary shall not make any distribution of such rights, preferences or privileges, unless the Corporation shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4      Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Series A Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Series A Preferred Stock are entitled to vote or of which holders of the Series A Preferred Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Series A Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5      Voting Rights. Subject to the provisions of the Articles of Incorporation, upon receipt of notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series A Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Series A Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series A Preferred Stock or cause such Series A Preferred Stock to be voted. In the absence of specific instructions from the Holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Series A Preferred Stock unless directed to the contrary by the Holders of all the Receipts) to the extent of the Series A Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

Section 4.6      Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Series A Preferred Stock, subject to the provisions of the Articles of Incorporation, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Corporation, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Corporation in the fraction of an interest in one share of Series A Preferred Stock represented by one Depositary Share and in the ratio of the redemption price per Depositary Share to the redemption price per share of Series A Preferred Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Series A Preferred Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Series A Preferred Stock as new deposited securities so received in exchange for or upon conversion of or in respect of such Series A Preferred Stock. In any such case the Depositary may in its discretion, with the approval of the Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Series A Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Series A Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Series A Preferred Stock represented by such Receipts might have been converted or for which such Series A Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

Section 4.7      Delivery of Reports. The Depositary shall furnish to Holders of Receipts any reports and communications received from the Corporation which is received by the Depositary and which the Corporation is required to furnish to the holders of the Series A Preferred Stock.

Section 4.8      Lists of Receipt Holders. Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1      Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times during regular business hours shall be open for inspection by the Record Holders of Receipts; provided that any such Holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

The Depositary may, with the approval of the Corporation, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Series A Preferred Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depositary will appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Corporation. If the Receipts, Depositary Shares or Series A Preferred Stock are listed on one or more other securities exchanges, the Depositary will, at the request of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, Depositary Shares or Series A Preferred Stock as may be required by law or applicable securities exchange regulation.

Section 5.2      Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar, the Transfer Agent or the Corporation. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation shall incur any liability to any Holder of a Receipt or any beneficial owner thereof if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or any Transfer Agent, by reason of any provision, present or future, of the Corporation’s charter, as amended or supplemented (including the Articles of Incorporation), or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar, any Transfer Agent, or the Corporation shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent or the Corporation, as the case may be, incur liability to any Holder of a Receipt or any beneficial owner thereof (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.

Section 5.3      Obligations of the Depositary, the Depositary’s Agents, the Registrar, the Transfer Agent and the Corporation. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation assumes any obligation or shall be subject to any liability to any person under this Deposit Agreement to Holders of Receipts other than for its willful misconduct, fraud or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the performance of the such duties as are specifically set forth in this Deposit Agreement.

Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits) even if that party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Series A Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Series A Preferred Stock for deposit, any Holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar or Transfer Agent and the Corporation may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Series A Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith. The Depositary undertakes, and any Registrar and Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar or any Transfer Agent.

The Depositary, the Depositary’s Agents, and any Registrar and Transfer Agent may own and deal in any class of securities of the Corporation and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the other securities of the Corporation and its affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Series A Preferred Stock, nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

It is intended that none of the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent, as the case may be, shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent are acting only in a ministerial capacity as Depositary, Registrar or Transfer Agent, as applicable, for the deposited Depositary Shares.

Neither the Depositary, any Depositary’s Agent, any Registrar nor any Transfer Agent (or their respective officers, directors, employees or agents) makes any representation or has any responsibility as to the validity of any registration statement pursuant to which any securities may be registered under the Securities Act, the deposited Series A Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made in any such registration statement or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement, and for any information provided by the Depositary to the Company in writing for the purpose of including such information in any such registration statement.

The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of any Series A Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement (except as to due authorization and due execution by the Depositary), as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.

In the event the Depositary, the Depositary’s Agent, any Registrar or any Transfer Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by it hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary, the Depositary’s Agent, any Registrar or any Transfer Agent, as the case may be, may in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other person for refraining from taking such action, unless the Depositary, the Depositary’s Agent, the Registrar or Transfer Agent, as applicable, receives written instructions or a certificate signed by the Corporation which (x) eliminates such ambiguity or uncertainty or (y) proves or establishes the applicable matter, in each case to the satisfaction of the Depositary, the Depositary’s Agent, any Registrar or Transfer Agent, as applicable.

In the event the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Corporation, on the other hand, the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent, shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall be entitled to the indemnification set forth in Section 5.6 hereof in connection with any action so taken.

From time to time, the Corporation may provide the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent with instructions concerning the services performed by the Depositary under this Deposit Agreement. In addition, at any time, the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent may apply to any officer of the Corporation for instruction, and may consult with legal counsel for the Depositary or the Corporation with respect to any matter arising in connection with the services to be performed by the Depositary, Depositary’s Agent, Registrar or Transfer Agent, as applicable, under this Deposit Agreement. The Depositary, Depositary’s Agent, Registrar or Transfer Agent, as applicable, and their respective agents and subcontractors shall not be liable and shall be indemnified by the Corporation for any action taken or omitted by them in reliance upon any instructions from the Corporation or upon the advice or opinion of such counsel. None of the Depositary, Depositary’s Agent, Registrar or Transfer Agent, as applicable, shall be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation.

Notwithstanding anything contained herein to the contrary, excluding the Depositary’s willful misconduct, fraud or bad faith, the aggregate liability of the Depositary, any Depositary’s Agent, Transfer Agent, and Registrar during any term of this Deposit Agreement with respect to, arising from, or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Corporation to Depositary as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Depositary is being sought.

The Depositary, any Depositary’s Agent, Transfer Agent, and Registrar hereunder:

(i)       shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii)      shall have no obligation to make payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii)     shall not be obligated to institute any legal or other proceeding; if, however, the Depositary, any Depositary’s Agent, the Transfer Agent or the Registrar determines to institute any legal or other proceeding, and, where the taking of such action might in such person’s reasonable judgment subject or expose it to any expense or liability, it shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(iv)     may rely on and shall be authorized and protected in acting or omitting to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to it and believed by it to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(v)      may rely on and shall be authorized and protected in acting or omitting to act upon the written, telephonic, electronic and oral instructions of officers of the Corporation given in accordance with this Deposit Agreement, with respect to any matter relating to its actions as Depositary, Transfer Agent or Registrar covered by this Agreement (or supplementing or qualifying any such actions), of officers of the Corporation;

(vi)     may consult counsel satisfactory to it (who may be an employee of the Depositary or the Registrar or counsel to the Corporation), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in accordance with the advice of such counsel;

(vii)    shall not be called upon at any time to advise any person with respect to the Series A Preferred Stock, Depositary Shares or Receipts;

(viii)   shall not be liable or responsible for any recital or statement contained in any documents relating hereto or to the Series A Preferred Stock, the Depositary Shares or Receipts; and

(ix)     shall not be liable in any respect on account of the identity, authority or rights of the parties (other than the Depositary) executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for under this Agreement.

The rights and obligations of the parties under this Section 5.3 shall survive the replacement, removal, resignation or any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or the termination of this Deposit Agreement.

Section 5.4      Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be (i) a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, along with its affiliates, of at least $50,000,000 or (ii) an affiliate of such person. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Series A Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the Record Holders of Receipts at the Corporation’s sole expense.

Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The provisions of this Section 5.4 as they apply to the Depositary apply to the Registrar and Transfer Agent, as if specifically enumerated herein.

Section 5.5      Corporate Notices and Reports. The Corporation agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Series A Preferred Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s Charter, as amended or supplemented (including the Articles of Incorporation), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested by the Corporation.

Section 5.6      Indemnification by the Corporation. Notwithstanding Section 5.3 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent, any Transfer Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Deposit Agreement and the Receipts by the Depositary, any Transfer Agent, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Corporation and the rights of the Depositary set forth in this Section 5.6 shall survive the replacement, removal, resignation or any succession of any Depositary, Registrar or Depositary’s Agent or the termination of this Deposit Agreement.

Section 5.7      Fees, Charges and Expenses. The Corporation agrees promptly to pay the Depositary the compensation to be agreed upon with the Corporation for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary without gross negligence, willful misconduct or bad faith on its part (or on the part of any agent or Depositary Agent) in connection with the services rendered by it (or such agent or Depositary Agent) hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of the Series A Preferred Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of Series A Preferred Stock by Holders of Receipts, and any redemption or exchange of the Series A Preferred Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and governmental charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1      Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary; provided, however, that no such amendment which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least a majority of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the Series A Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Corporation shall deliver to the Depositary a certificate from a duly authorized officer of the Corporation that states that the proposed amendment is in compliance with the terms of this Section 6.1.

Section 6.2      Termination. This Deposit Agreement may be terminated by the Corporation or the Depositary if (i) all outstanding Depositary Shares issued hereunder have been redeemed pursuant to Section 2.8, (ii) there shall have been made a final distribution in respect of the Series A Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Sections 4.1 or 4.2, as applicable, or (iii) upon the consent of Holders of Receipts representing in the aggregate not less than a majority of the Depositary Shares outstanding. In addition, either the Corporation or the Depositary may terminate this Depositary Agreement at any time upon a material breach of this Deposit Agreement by the other that is not cured within thirty days after the date of written notice thereof by the terminating party to the breaching party.

Upon the termination of this Deposit Agreement, the Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent, any Transfer Agent and any Registrar under Sections 5.3, 5.6 and 5.7.

ARTICLE VII

MISCELLANEOUS

Section 7.1      Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. A signature to this Deposit Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 7.2      Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

Section 7.3      Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision affects the rights, duties, liabilities or obligations of the Depositary, the Transfer Agent or the Registrar, such person shall be entitled to resign immediately.

Section 7.4      Notices. Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by facsimile transmission (receipt confirmed) or electronic mail (receipt confirmed), addressed to the Corporation at:

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, Ohio 45202

Attention: Legal Department

or at any other addresses of which the Corporation shall have notified the Depositary in writing. Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by facsimile transmission (receipt confirmed) or electronic mail (receipt confirmed), addressed to the Depositary at:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: Relationship Management

with a copy to:

American Stock Transfer & Trust Company, LLC
10150 Mallard Creek Road
Suite 307
Charlotte, North Carolina 28262
Attention: Felix Orihuela

or at any other addresses of which the Depositary shall have notified the Corporation in writing.

Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission, confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request; or in the case of any Global Receipt Depository, in accordance with its applicable procedures.

Notices will be deemed to have been given hereunder when personally delivered or sent by facsimile transmission or electronic mail (receipt confirmed), five days after deposit in the U.S. mail and one day after deposit with an overnight delivery service.

Section 7.5      Depositary’s Agents. The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation of any such appointment or variation or termination of such appointment. The Depositary shall not be answerable or accountable for any act, default, neglect or misconduct of any such Depositary’s Agent or for any loss to the Corporation or any other person resulting from any such act, default, neglect or misconduct, absent willful misconduct, gross negligence or bad faith in the selection and continued employment thereof (each as determined by a final non-appealable order of a court of competent jurisdiction).

Section 7.6      Appointment of Registrar, Dividend Disbursing Agent, Transfer Agent and Redemption Agent in Respect of Receipts. The Corporation hereby appoints American Stock Transfer & Trust Company, LLC as Transfer Agent, Registrar and as dividend disbursing agent and redemption agent in respect of the Series A Preferred Stock deposited hereunder and the Receipts, and American Stock Transfer & Trust Company, LLC hereby accepts such respective appointments, on the express terms and conditions set forth in this Deposit Agreement.

Section 7.7      Holders of Receipts Are Parties. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts and of the Officer’s Certificate by acceptance of delivery of said Receipts.

Section 7.8      Governing Law. This Deposit Agreement and the Receipts of each series and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

Section 7.9      Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any Holder of a Receipt.

Section 7.10      Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11      Confidentiality. The Depositary and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including without limitation personal, non-public Holder information and the fees for services, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or legal process.

Section 7.12      Further Assurances. The Corporation agrees that it will perform, acknowledge, and deliver or cause to be performed, acknowledged or delivered, all such further and other acts, documents, instruments and assurances as the Depositary may reasonably require to perform the provisions of this Deposit Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

FIFTH THIRD BANCORP

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

[Signature Page to Deposit Agreement]

EXHIBIT A

[FORM OF DEPOSITARY RECEIPT]

 A-1

DEPOSITARY RECEIPT	DEPOSITARY RECEIPT
Certificate Number	8,000,000 Depositary Shares
D-1	CUSIP [●]

FIFTH THIRD BANCORP

Incorporated Under the Laws of the State of Ohio

This Certifies that CEDE & CO. is the Owner of 8,000,000 Depositary Shares

Each Representing a 1/40th Interest in a Share of

6.00% Non-Cumulative Perpetual Preferred Stock, Series A

Unless this receipt is presented by an authorized representative of the Depositary Trust Company, a New York corporation (“DTC”), to Fifth Third Bancorp, or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Ce. Or in such other names as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR SALE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co. has an interest here.

American Stock Transfer & Trust Company, LLC, as Depositary (the “Depositary”), hereby certifies that Cede & Co. is a registered owner of 8,000,000 DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing a 1/40th interest in a share of 6.00% Non-Cumulative Perpetual Preferred stock, Series A, no par value per share, with a liquidation preference of $1,000 per share (the “preferred Shares”) of Fifth Third Bancorp, an Ohio corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of [●], 2019 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of Receipts of Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer, or if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized officer there.

___________________________ President and Chief Executive Officer ___________________________ Corporate Secretary	DATED: [●], 2019 COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC DEPOSITARY AND REGISTRAR
By:
Authorized Signature

FIFTH THIRD BANCORP, AN OHIO CORPORATION (THE “COMPANY”)

THE COMPANY WILL FURNISH TO ANY RECEIPTHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE COMPANY IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF STOCK, SUCH REQUEST MAY BE MAD TO THE SECRETARY OF THE CORPORATION OR TO THE COMPANY’S TRANSFER AGENT.

THE BOARD OF DIRECTORS OF THE COMPANY MAY REQUIRE THE OWNER OF A LOST OR DESTROYED RECEIPT, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND THE DEPOSITARY AND REGISTRAR IN RESPECT OF THE DEPOSITARY RECEIPTS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH DEPOSITARY RECEIPT.

The following abbreviations, when used in the inscription on the face of this receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common UNIF GIFT MIN ACT - ________________________________Custodian ________________________
(Cust) (Minor)
TEN COM – as tenants in entireties under Uniform Gifts to Minors Act _______________________
(State)
JN COM – as joint tenants with right of survivorship UNIF TRF MIN ACT - ___________________________ Custodian (until age ______________________) and not as tenants in common
___________________ under Uniform Transfers to Minors Act ________ (Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, _______hereby sells, assigns and transfers unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

of the Depositary Shares represented by the within Depositary Receipt, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within-named Depositary with full power of substitution in the premises.

Dated:______________________________________________ 20____________________

Signature: _________________________________________________________________

Signature: _________________________________________________________________

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15.

EXHIBIT B

I, [                                ], [TITLE] of Fifth Third Bancorp, an Ohio corporation (the “Corporation”), hereby certify that pursuant to the terms of the Articles of Incorporation to the charter of the Corporation, filed with the Secretary of State of Ohio on __________________, 2019 (the “Articles of Incorporation”) and attached hereto as Annex A, and pursuant to resolutions adopted by the Board of Directors of the Corporation and the Pricing Committee of the Board of Directors of the Corporation on [●], 2019 and [●], 2019, respectively, the Corporation has established the Series A Preferred Stock which the Corporation desires to deposit with the Depositary pursuant to the terms and conditions of the Second Amended and Restated Deposit Agreement, dated as of , 2019, by and among the Corporation, American Stock Transfer & Trust Company, LLC and the Holders of Receipts issued thereunder from time to time (the “Deposit Agreement”). In connection therewith, the Board of Directors of the Corporation or a duly authorized committee thereof has authorized the terms and conditions with respect to Series A Preferred Stock as described in the Articles of Incorporation. Any terms of the Series A Preferred Stock that are not described in the Articles of Incorporation and any terms of the Receipts representing such Series A Preferred Stock that are not described in the Deposit Agreement are described below:

Aggregate Number of shares of Series A Preferred Stock issued on the day hereof:

CUSIP Number for Receipt:

Denomination of Depositary Share per share of Series A Preferred Stock (if different than 1/40th of a share of Series A Preferred Stock): N/A

Redemption Provisions (if different than as set forth in the Deposit Agreement): N/A

Name of Global Receipt Depositary: The Depository Trust Company

All capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Deposit Agreement.

[Remainder of Page Intentionally Left Blank]

 B-1

Fifth Third Bancorp

This certificate is
dated: ____________________________

By: _________________________________________

Name: [ ]

Title: [TITLE]

 B-2